UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated May 24, 2005

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.03. Material Modification to Rights of Security Holders

On May 24, 2005 AGCO Corporation (the “Company”) issued a press release announcing the redemption of its $250 million principal amount 9 1/2% Senior Notes due 2008 on June 23, 2005. The Company will redeem the notes at a price of approximately $261.9 million, which includes a premium of 4.75% over the face amount of the notes.

On May 24, 2005 the Company also completed an agreement to transfer, on an ongoing basis, the majority of its wholesale interest-bearing receivables in North America to AGCO Finance LLC and AGCO Finance Canada, Ltd., which are joint ventures owned 49% by the Company and 51% by a subsidiary of Rabobank Nederland. The transfer of the receivables is without recourse to the Company, and the Company will continue to service the receivables.

A copy of the Company’s press release announcing the redemption of the senior notes and the agreement to transfer receivables is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibit

99.1  Press Release of AGCO Corporation, issued May 24, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
	By:	/s/ Stephen D. Lupton
Stephen D. Lupton
Dated: May 24, 2005		Senior Vice President – Corporate Development and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release of AGCO Corporation, issued May 24, 2005.